Exhibit 1

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 19

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

Milton C. Ault, III

Purchase of Class A Common Stock	20,000	$0.1859	09/15/2026
Purchase of Class A Common Stock	19,500	$0.1816(1)	09/16/2026
Purchase of Class A Common Stock	12,500	$0.1770(2)	09/17/2026
Purchase of Class A Common Stock	20,000	$0.1821(3)	09/18/2026
Purchase of Class A Common Stock	500	$0.1826	09/21/2026
Purchase of Class A Common Stock	2,200	$0.1791(4)	09/22/2026
Purchase of Class A Common Stock	2,000	$0.1718	09/23/2026
Purchase of Class A Common Stock	33,000	$0.1723(5)	09/24/2026
Purchase of Class A Common Stock	56,600	$0.1649(6)	09/25/2026

(1) The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1816. The range of purchase prices on the transaction date was $0.1804 to $0.1825 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

(2) The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1770. The range of purchase prices on the transaction date was $0.1759 to $0.1795 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

(3) The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1821. The range of purchase prices on the transaction date was $0.1811 to $0.1825 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

(4) The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1791. The range of purchase prices on the transaction date was $0.1787 to $0.1804 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

(5) The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1723. The range of purchase prices on the transaction date was $0.1700 to $0.1798 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

(6) The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1649. The range of purchase prices on the transaction date was $0.16 to $0.1686 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

Ault & Company, Inc.

Purchase of Class A Common Stock	125,000	$0.1832	09/16/2026
Purchase of Class A Common Stock	25,000	$0.1852	09/17/2026
Purchase of Class A Common Stock	100,000	$0.1778(7)	09/23/2026
Purchase of Class A Common Stock	100,000	$0.1819(8)	09/24/2026
Purchase of Class A Common Stock	500,000	$0.1685	09/25/2026

(7) The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1778. The range of purchase prices on the transaction date was $0.1758 to $0.1797 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

(8) The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1819. The range of purchase prices on the transaction date was $0.178 to $0.183 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.